Premium Petroleum Inc.

1610, 736 – 6th Avenue SW

Calgary, Alberta T2P 3T7

Voice:  604-836-2292  Fax:  775-243-9320

bruce@thomson.org

May 24, 2006

via e-mail: info@micronenviro.com

Micron Enviro Systems Inc.

1205 - 789 West Pender Street

Vancouver BC  V6C 1H2

Attention:  Bernie McDougall, President

Dear Sir:

Re: Acquisition of Oil Sands Lease, N½ 15  61-11 W4M

The purpose of this letter is to advise that Premium Petroleum Inc. has acquired an Oil Sands Lease over the captioned lands. The lease was acquired in order to test and if successful, produce oil from the oil sands interval in the joint well at 15-11-61-11 W4M. The cost of acquiring this lease is $280,212.84.

These lands fall within our Area of Mutual interest as set forth in Clause 8 of our agreement of February 6, 2006 (the “Farmout Agreement”).

Your share of the costs of this acquisition amounts to $8,406.39 ($280,212.84 x 3%).

In accordance with clause 8.04 of the Farmout and Royalty Procedure attached as Schedule “B” to the Farmout Agreement you have seven (7) days from receipt of this letter to elect to participate in the acquisition of these mineral rights and if you so elect, a further seven (7) days to pay your share of the cash consideration for the acquisition.

Kindly indicate your election by completing the selection area as set forth below and returning the duplicate copy of this letter to the undersigned within the time frame as herein specified. Be advised that if you elect to participate but do not pay your share of the cash consideration within the time frame as herein specified, your election to participate will be voided and you will have no rights to the Oil Sands Lease herein offered.

Yours very truly,

Premium Petroleum Inc.

Per: /s/ Bruce A. Thomson

Bruce A. Thomson, B.A.Sc.

President & CEO

Micron Enviro Systems Inc. hereby elects:

_X__

To acquire its 3% share of the Oil Sands Lease

____

Not to acquire its 3% share of the Oil Sands Lease

Dated this _29th _ day of May, 2006

Micron Enviro Systems Inc.

Per: /s/ Bernard McDougall

Name:  Bernie McDougall

Tel: 604-646-6903

info@micronenviro.com

Fax: 604-689-1733

Title:

President